CONSENT OF ERNST & YOUNG LLP, INDEPENDENT
                        REGISTERED PUBLIC ACCOUNTING FIRM


We  consent  to  the  reference  to  our  firm  under  the  captions  "Financial
Highlights" in the Prospectus and to the incorporation by reference in this Registration Statement (Form N-1A)(Post-Effective Amendment No. 13 to File No. 333-44423; Amendment No. 14 to File No. 811-8611) of Legg Mason Charles Street Trust, Inc. of our report dated May 13, 2005, included in the 2005 Annual Report to shareholders.

ERNST & YOUNG LLP

Philadelphia, Pennsylvania
July 25, 2005